UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2011

Krispy Kreme Doughnuts, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 001-16485

North Carolina	56-2169715
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

370 Knollwood Street, Winston-Salem, North	27103
Carolina	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

     This Current Report on Form 8-K/A (the “Amendment”) updates information provided on a previous Current Report on Form 8-K filed June 15, 2011 (the “Original Form 8-K”) under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with the annual meeting of the shareholders of Krispy Kreme Doughnuts, Inc. (the “Company”) held on June 14, 2011. The sole purpose of this Amendment is to disclose the Company’s decision regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Item 5.07 Submission of Matters to a Vote of Security Holders.

     As previously reported in the Original Form 8-K, and incorporated herein by reference, a majority of the Company’s outstanding shares voted, on an advisory basis and in line with the recommendation of the Company’s Board of Directors, to hold an advisory vote on the compensation of the Company’s named executive officers every year. The Company has determined that it currently intends to include an advisory vote on the compensation of its named executive officers in its proxy materials for each annual meeting of shareholders until the next required vote on the frequency of shareholder votes on the compensation of its named executive officers, which will occur no later than the Company’s 2017 annual meeting of shareholders.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.

	By:	/s/ Darryl R. Marsch
Date: December 13, 2011		Darryl R. Marsch
Senior Vice President and General Counsel